Exhibit 4.1

Execution Version

NRG ENERGY, INC.

INDENTURE

Dated as of December 2, 2020

Senior Secured Notes

Deutsche Bank Trust Company Americas

Trustee

TABLE OF CONTENTS

INDENTURE dated as of December 2, 2020 between NRG Energy, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Securities issued pursuant to this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01         Definitions.

For purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section 1.01. For purposes of any Series of Securities issued under this Indenture, the Supplemental Indenture in respect of such Series of Securities will specify the defined terms to be used therein, which may include some or all of the terms contained in this Section 1.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Authentication Order” means a written order of the Company signed by at least one Officer.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by a Supplemental Indenture hereto for a particular Series, any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents.

“Collateral Agreement” means the Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 30, 2016, among the Company, each Subsidiary of the Company party thereto, the Collateral Trustee and the other parties thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Collateral Trust Agreement” means the Second Amended and Restated Collateral Trust Agreement, dated as of July 1, 2011, among the Company, the other Grantors, Deutsche Bank Trust Company Americas as the Priority Collateral Trustee and Second Lien Collateral Trustee and the other persons party thereto (as amended, including pursuant to the amendments dated as of February 6, 2013, June 4, 2013 and August 20, 2020, and the Collateral Trust Joinder, dated as of November 20, 2020, and as further amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time).

“Collateral Trustee” means each of the Priority Collateral Trustee and the Second Lien Collateral Trustee.

“Commodity Hedging Agreements” mean certain specified commodity hedging agreements identified in the Credit Agreement and any other agreement (including each confirmation or transaction entered into or consummated pursuant to any Master Agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, any physical or financial commodity contracts or agreements, power purchase, sale or exchange agreements, fuel purchase, sale, exchange or tolling agreements, emissions and other environmental credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, capacity agreements or weather derivatives agreements, each with respect to, or involving the purchase, exchange (including an option to purchase or exchange), transmission, distribution, sale, lease, transportation, storage, processing or hedge of (whether physical, financial, or a combination thereof), any Covered Commodity, service or risk, price or price indices for any such Covered Commodities, services or risks or any other similar agreements, any renewable energy credits, emission, carbon and other environmental credits and any other credits, assets or attributes, howsoever entitled or designated, including related to any “cap and trade”, renewable portfolio standard or similar program with an economic value, and any other similar agreements, in each case, entered into by the Company or any other Grantor.

“Commodity Hedging Obligations” mean, with respect to any specified Person, the obligations of such Person under a Commodity Hedging Agreement.

“Company” means NRG Energy, Inc., and any and all successors thereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means (i) for purposes of surrender, transfer or exchange of any Note, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attn: Transfer Department and (ii) for all other purposes, at the address of the Trustee specified in Section 12.02) or such other address as to which the Trustee may give written notice to the Company.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, assets or attributes, waste by-products, renewable energy credit, or other energy related commodity or service (including ancillary services and related risks (such as location basis or other commercial risks)).

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of June 30, 2016, among the Company, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and various other parties acting as joint bookrunner, joint lead arranger or in various agency capacities, (as amended, including pursuant to the amendments dated as of January 24, 2017, March 21, 2018 and May 7, 2018, and as further amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time).

“Credit Agreement Documents” means the Credit Agreement and any collateral and security documents relating thereto, in each case as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other counterparties providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (ii) debt securities sold to institutional investors, and/or (iii) Hedging Obligations with any counterparties, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof. Definitive Securities with respect to each Series of Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. If at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Company (the “Performance References”).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. or any successor entity.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder.

“Global Securities” means, individually and collectively, each Security deposited with or on behalf of and registered in the name of the Depositary for such Series or its nominee, issued in accordance with Section 2.01 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Grantor” means the Company and, with regard to any Series of Securities, any Subsidiary of the Company that guarantees such Series of Securities.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided that standard contractual indemnities which do not relate to Indebtedness shall not be considered a guarantee.

“Hedging Agreement” means any agreement of the type described in the definition of “Hedging Obligations,” including each Commodity Hedging Agreement and Interest Rate/Currency Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person:

(1)            all Interest Rate/Currency Hedging Obligations,

(2)            all Commodity Hedging Obligations,

(3)            the Obligations and other obligations under any and all other rate swap transactions, basis swaps, credit derivative transactions, forward transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options, cap transactions, floor transactions, collar transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, and

(4)            the Obligations and other obligations under any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (or any successor thereof), any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case under clauses (1), (2), (3) and (4), entered into by such Person.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below, and surety bonds), whether or not contingent:

(1)            in respect of borrowed money;

(2)            evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)            in respect of banker’s acceptances;

(4)            representing Capital Lease Obligations in respect of sale and leaseback transactions;

(5)            representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

(6)            representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means this Indenture, as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“Interest Rate/Currency Hedging Obligations” means, with respect to the Company and the other Grantors, the Obligations and any other obligations under (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements, interest rate floor transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, (ii) any other agreements or arrangements designed to manage interest rates or interest rate risk and (iii) any agreements or arrangements designed to protect the Company or the other Grantors against fluctuations in currency exchange rates, including currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, forward foreign exchange transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, in each case under clauses (i), (ii) and (iii), entered into by the Company or the other Grantors and not for speculative purposes.

“Investment Grade” means a rating of (i) Baa3 or better by Moody’s, (ii) BBB- or better by S&P, (iii) BBB- or better by Fitch, (iv) the equivalent of such rating by such organization or (v) if another Rating Agency has been selected by the Company, the equivalent of such rating by such other Rating Agency.

“Investment Grade Event” means, with respect to a Series of Securities, (i) the senior, unsecured, non-credit enhanced, long-term debt securities of the Company are rated Investment Grade by any two of the three Rating Agencies; (ii) the Securities of such Series are rated Investment Grade by any two of the three Rating Agencies after giving effect to the proposed release of all of the Collateral securing such Securities; (iii) all Liens securing Obligations under the Credit Agreement shall be released substantially concurrently and (iv) no Event of Default shall have occurred and be continuing with respect to the Securities of such Series.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset:

(1)            any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2)            the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3)            in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Master Agreement” has the meaning assigned to such term in the definition of “Hedging Obligations.”

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Nationally Recognized Statistical Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Securities of an applicable Series plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means, with respect to any Series of Securities, Indebtedness as to which neither the Company nor any of the guarantors of such Securities is liable as a guarantor or otherwise.

“Note Security Documents” means the Collateral Agreement (including any joinder thereto) and any mortgages, security agreements, pledge agreements or other instruments evidencing or creating Liens on the assets of the Company and any of its Subsidiaries that guarantee any Series of Securities to secure the obligations under such Securities and this Indenture, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Secretary, the Controller, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one of its Officers and that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof, subject to customary qualifications and exclusions. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument.”

“Permitted Liens” means, in connection with each Series, the meaning assigned to such term in the relevant Supplemental Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Collateral Trustee” means Deutsche Bank Trust Company Americas, acting as priority collateral trustee under the Collateral Trust Agreement, or its successors appointed in accordance with the terms thereof.

“Priority Debt Representative” means (i) in the case of the Credit Agreement (and certain Hedging Agreements, as more fully described in the Collateral Trust Agreement), the administrative agent thereunder; (ii) in the case of the Securities of each Series, the Trustee; or (iii) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the Holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt or the counterparty, in each case, who is appointed as a Priority Debt Representative (for purposes related to the administration of the applicable security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, and who has executed a collateral trust joinder.

“Priority Lien Debt” means (i) the Indebtedness under the Credit Agreement (including, for the avoidance of doubt, any amendment, restatement, refinancing or replacement thereof) and (ii) Indebtedness under, together with any deposit made by any holder of Priority Lien Debt to reimburse drawings on letters of credit issued under the Priority Lien Documents relating to such Priority Lien Debt made pursuant to, any Credit Facility (including the Securities) and any Hedging Obligations under any Hedging Agreements, in each case under this clause (ii), that is designated by the Company pursuant to (and in accordance with) the Collateral Trust Agreement as ‘‘Priority Lien Debt’’ to be secured equally and ratably with the Indebtedness under the Credit Agreement (if still in effect), which were designated as Priority Lien Debt as of October 26, 2007, and any other Priority Lien Debt, but only if, so long as the Credit Agreement is in effect, such Indebtedness was permitted to be incurred and so secured under the Credit Agreement.

“Priority Lien Documents” means, collectively, the Credit Agreement Documents and the credit agreement, indenture or other agreement governing or securing any other Credit Facility pursuant to which the Priority Lien Debt is incurred, and all other agreements governing, securing or related to any Priority Lien Obligations or binding on any Grantor related thereto.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, including all guarantees of any of the foregoing, and includes, in the case of this Indenture, the Credit Agreement and any other Credit Facility the Indebtedness under which constitutes Priority Lien Debt, any obligations in respect of Hedging Agreements that are permitted to be incurred by the terms of the Priority Lien Documents relating to this Indenture, the Credit Agreement or, if the Credit Agreement is not in effect at the time such Hedging Agreement is entered into, such other Credit Facilities, and are permitted by the terms of the Priority Lien Documents relating to this Indenture, the Credit Agreement or, if the Credit Agreement is not in effect at the time such Hedging Agreement is entered into, such other Credit Facilities to be secured equally and ratably with the Priority Lien Obligations thereunder, whether or not such Hedging Agreements relate to Indebtedness under this Indenture, the Credit Agreement or any other Credit Facility.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations and any Priority Debt Representatives.

“Rating Agency” means (i) each of Moody’s, S&P and, solely for purposes of the collateral release provisions, Fitch and (ii) if any of Moody’s, S&P or, if applicable, Fitch, ceases to rate the Securities of a Series or fails to make a rating of the Securities of a Series publicly available, a Nationally Recognized Statistical Organization selected by the Company which shall be substituted for Moody’s, S&P or Fitch, as the case may be with respect to such Securities of such Series.

“Release Event” means, with respect to any Series of Securities, the occurrence of an event as a result of which all Collateral securing the Securities is permitted to be released in accordance with the terms of this Indenture and the Note Security Documents, it being understood that any action taken by the Company or its Affiliates to, solely at its option, provide Collateral to secure the Securities that is not required to be provided pursuant to the terms of this Indenture and the Note Security Documents, shall not be deemed to cause such Release Event to not have occurred.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture or the Note Security Documents and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities.

“SEC” means the Securities and Exchange Commission.

“Second Lien Collateral Trustee” means Deutsche Bank Trust Company Americas, acting as second lien collateral trustee under the Collateral Trust Agreement, or its successors appointed in accordance with the terms thereof.

“Second Lien Debt” means any Indebtedness (including hedging obligations and any deposits made by any holders of Second Lien Debt to reimburse drawings on letters of credit under the Second Lien documents relating to such Second Lien Debt) designated by the Company as “Parity Lien Debt” pursuant to the terms of the Collateral Trust Agreement to be secured equally and ratably with any other outstanding Second Lien Debt then in effect; provided that:

(A) so long as the Credit Agreement is in effect, such Indebtedness was permitted to be incurred and so secured under the Credit Agreement;

(B) such Indebtedness is governed by an indenture, credit agreement, Hedging Agreement or other agreement that includes a sharing confirmation as required under the Collateral Trust Agreement; and

(C) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Liens granted to the Second Lien Collateral Trustee, for the benefit of the Second Lien Secured Parties, to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Second Lien Debt Representative” means (i) in the case of any Series of Second Lien Debt under a Commodity Hedging Agreement constituting Second Lien Obligations, the counterparty to such Commodity Hedging Agreement and (ii) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt or the counterparty, in each case, who is appointed as a Second Lien Debt Representative (for purposes related to the administration of the applicable security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Second Lien Debt, and who has executed a collateral trust joinder.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof, including all guarantees of any of the foregoing.

“Second Lien Secured Parties” means the holders of Second Lien Obligations and any Second Lien Debt Representatives.

“Securities” means all debentures, notes and other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of Securities created pursuant to Section 2.01 hereof.

“Series of Priority Lien Debt” means severally, (i) the extensions of credit under the Credit Agreement and (ii) each other issue or series of Priority Lien Debt for which a single transfer register is maintained and (iii) the Hedging Obligations constituting Priority Lien Obligations (provided, that Obligations accrued under transactions governed by one Master Agreement or other similar agreement shall be deemed to constitute one Series of Priority Lien Debt, regardless of the number of confirmations or transactions issued or consummated thereunder), and includes, in the case of the Credit Agreement and any other Credit Facility the Indebtedness under which constitutes Priority Lien Debt, certain obligations in respect of Hedging Agreements as more fully described in the Collateral Trust Agreement.

“Series of Second Lien Debt” means severally, (i) each issue or series of Second Lien Debt for which a single transfer register is maintained and (ii) the Obligations under each other Commodity Hedging Agreement constituting Second Lien Obligations; provided, that Obligations accrued under transactions governed by one Master Agreement or other similar agreement shall be deemed to constitute one Series of Second Lien Debt, regardless of the number of confirmations issued thereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supplemental Indenture” means any supplemental indenture entered into pursuant to Section 2.01 hereof to evidence the issuance of any Series of Securities after the date of this Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global Inc, or any successor entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total consolidated assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Trustee” means the person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02         Other Definitions.

For purposes of this Indenture, the following terms will have the meanings set forth in this Section 1.02. For purposes of any Series of Securities issued under this Indenture, the Supplemental Indenture in respect of such Series of Securities will specify the defined terms to be used therein, which may include some, all or none of the terms contained in this Section 1.02.

Defined in
Term	Section
“Applicable AML Law”	12.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Executed Documentation”	12.12
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03
“Release Period”	11.07
“Reversion Date”	11.07

Section 1.03         [Reserved]

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            “including” is not limiting;

(5)            words in the singular include the plural, and in the plural include the singular;

(6)            “will” shall be interpreted to express a command;

(7)            provisions apply to successive events and transactions; and

(8)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

The terms and provisions contained in this Indenture will apply to any Securities issued from time to time pursuant to this Indenture, except as may be otherwise provided in the Supplemental Indenture with respect to such Series of Securities.

ARTICLE 2
THE SECURITIES

Section 2.01         Issuable in Series.

(a)            The aggregate amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities will have the terms set forth in the Supplemental Indenture pursuant to which such Series of Securities is created, which Supplemental Indenture will detail the adoption of the terms of such Series of Securities pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Supplemental Indenture creating such Series will detail the adoption of the terms thereof pursuant to the authority granted under a Board Resolution and will provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters; provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

(b)            At or prior to the issuance of any Series of Securities, the following terms shall be established in the Supplemental Indenture in respect of such Series created pursuant to authority granted under a Board Resolution and executed and delivered by the Company and the Trustee (and, if applicable, any guarantors of such Securities):

(1)            the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(2)            the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

(3)            any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.06, 2.07, 2.10, 3.06 or 9.05);

(4)            the date or dates on which the principal of the Securities of the Series is payable;

(5)            the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(6)            the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(7)            if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(8)            the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)            the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(10)          if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

(11)          the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(12)          if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(13)          the currency of denomination of the Securities of the Series, which may be US Dollars or any other currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

(14)          the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

(15)          if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(16)          the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(17)          the provisions, if any, relating to any security or guarantee provided for the Securities of the Series, and any subordination in right of payment, if any, of the Securities of the Series;

(18)          any addition to or change in or deletion of any of the covenants set forth in Articles 4 or 5 which applies to Securities of the Series;

(19)          any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(20)          any addition to or change in or deletion of any of the provisions and terms set forth in Articles 7 and 9 which applies to Securities of the Series;

(21)          any other terms of the Securities of the Series (which may modify or delete any provision of this Indenture insofar as it applies to such Series and/or add additional provisions); and

(22)          any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

(c)            All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Supplemental Indenture pursuant to which such Series is created, and the authorized principal amount of any Series may be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Supplemental Indenture.

(d)            Global Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created. Each Global Security shall represent such of the outstanding Securities of a Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities of such Series from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Securities of such Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of such Series represented thereby, in accordance with instructions given by the Holder thereof.

Section 2.02         Execution and Authentication.

One Officer must sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, upon receipt of an Authentication Order, authenticate Securities for original issue under this Indenture. The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03         Registrar and Paying Agent.

The Company will maintain an office or agency with respect to each Series of Securities issued pursuant to this Indenture, where such securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”). The Registrar will keep a register of all such Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Series unless another Depositary is appointed prior to the time Securities of that Series are first issued.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to each Series unless another Registrar, Paying Agent or Custodian, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.04          Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities for which it is acting as Paying Agent or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on, such Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of any Series of Securities all money held by it as Paying Agent.

Section 2.05          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06          Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities and Definitive Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if:

(1)            the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)            the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or

(3)            there has occurred and is continuing a Default or Event of Default with respect to the Securities.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. Definitive Securities and beneficial interests in a Global Security may each be transferred and exchanged as provided in the Supplemental Indenture pursuant to which such applicable Series of Securities is created.

(b)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)            No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.06 hereof).

(3)           The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)            All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)           The Company shall not be required:

(A)          to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)           to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

(8)           All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or as a “.pdf” attachment to an e-mail.

(c)            Legends. Securities of a Series will bear the legends provided for in the Supplemental Indenture pursuant to which such Series of Securities is created.

Section 2.07          Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security of the same Series if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the Series duly issued hereunder.

Section 2.08          Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date of Securities of a Series, money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company or any guarantor of such Series, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any guarantor of such Series, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only such Securities of a Series that the Trustee has received written notice from the Company or any guarantor of such Series, as applicable, certifying that the relevant Securities of a Series are owned by either the Company or any guarantor of such Series, as applicable, will be so disregarded.

Section 2.10          Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities of the same Series in exchange for temporary Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture as the definitive Securities of the same Series.

Section 2.11          Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. Upon receipt of written direction from the Company, the Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Securities will be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12          Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Series on a subsequent special record date, in each case at the rate provided in the Securities of such Series. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Default interest will be payable with respect to Securities on the terms provided in the Supplemental Indenture pursuant to which such Series of Securities is created.

ARTICLE 3
REDEMPTION AND PREPAYMENT

For purposes of this Indenture, Article 3 hereof provides the terms upon which redemption and prepayment may occur. For purposes of any Series of Securities issued under a Supplemental Indenture, the Supplemental Indenture in respect of such Series of Securities will specify the terms upon which redemption and prepayment may occur, which may include some, all or none of the terms contained in this Article 3 hereof.

Section 3.01          Notices to Trustee.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company elects or is obligated to redeem such Series of Securities pursuant to the provisions of such Securities, it must furnish to the Trustee, at least 15 days (or such shorter period as the Trustee may in its sole discretion allow) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)            the clause of the Supplemental Indenture for such Series pursuant to which the redemption shall occur;

(2)            the redemption date;

(3)            the principal amount of the Series of Securities to be redeemed; and

(4)            the redemption price.

Section 3.02          Selection of Securities to Be Redeemed or Purchased.

If less than all of the Securities of a Series are to be redeemed at any time, the Trustee shall select the Securities of the Series for redemption on a pro rata basis among all outstanding Securities of such Series or, if the Series of Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Series of Securities are listed, in either case, unless otherwise required by law or depositary requirements.

In the event of partial redemption by lot, the particular Securities of the Series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Securities of such Series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities of the Series selected for redemption and, in the case of any Security of a Series selected for partial redemption, the principal amount thereof to be redeemed. Securities of the Series and portions of Securities of the Series selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Securities of the Series of a Holder are to be redeemed or purchased, the entire outstanding amount of Securities of the Series held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of a Series called for redemption.

No Securities of a Series of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder of Securities of a Series to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities of a Series or a satisfaction and discharge of this Indenture.

If any Security of a Series is to be redeemed in part only, the notice of redemption that relates to that Security of such Series shall state the portion of the principal amount of that Security that is to be redeemed. A new Security of such Series in principal amount equal to the unredeemed portion of the original Security of such Series shall be issued in the name of the Holder of the Securities of such Series upon cancellation of the original Security. Securities of a Series called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Securities of a Series or portions of them called for redemption.

Section 3.03          Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail, or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities of a Series or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.

The notice will identify the Securities of the Series to be redeemed and will state:

(1)            the redemption date;

(2)            the redemption price;

(3)            if any Security of the Series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security of the Series or Securities of the Series in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(4)            the name and address of the Paying Agent;

(5)            that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Company defaults in making such redemption payment, interest on the Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph of the Securities of the Series and/or Section of this Indenture and/or the Supplemental Indenture for the applicable Series pursuant to which the Securities of the Series called for redemption are being redeemed; and

(8)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities of the Series.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 15 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04          Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Securities of the Series called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05          Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Securities of a Series to be redeemed or purchased on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and premium, if any, on, all Securities of the Series to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities of the Series or the portions of Securities of the Series called for redemption or purchase. If a Security of a Series is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security of a Series called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities of such Series.

Section 3.06          Securities Redeemed or Purchased in Part.

Upon surrender of a Security of a Series that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Security of such Series equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

ARTICLE 4
COVENANTS

For purposes of this Indenture, Article 4 hereof provides the terms of the various covenants to which Securities are subject. However, the Supplemental Indenture in respect of the Securities of a Series will specify the terms of the covenants to which the Securities of such Series are subject, which may include some, all or none of the covenants contained in this Article 4 hereof.

Section 4.01          Payment of Securities.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Securities of each Series on the dates and in the manner provided in the Securities of such Series. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02          Maintenance of Office or Agency.

The Company will, for the benefit of Holders of each Series of Securities, maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee for such Securities or an affiliate of such Trustee, Registrar for such Securities or co-registrar) where such Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee for such Securities of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish such Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of such Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Holders of a Series of Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee for such Series of Securities of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to each Series of Securities, the Company hereby designates the Corporate Trust Office of the Trustee for such Securities as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03           Reports.

(a)            Whether or not required by the SEC’s rules and regulations, so long as any Series of Securities are outstanding, the Company shall furnish to Holders of such Securities, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)            all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)            all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made, the reports shall be deemed to be furnished to the Trustee and Holders. The Trustee shall not be responsible for determining whether such filings have been made.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)            In addition, the Company and each guarantor of any Series of Securities agree that, for so long as any Series of Securities remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they shall furnish to the Holders of such Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)            Delivery of the reports and documents described in subsections (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.04      Compliance Certificate.

(a)            The Company and each guarantor of any Series of Securities shall deliver to the Trustee with respect to such Series, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)            So long as any Series of Securities are outstanding, the Company shall deliver to the Trustee with respect to such Series, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05          Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of such Securities.

Section 4.06          Stay, Extension and Usury Laws.

The Company covenants and agrees (to the extent that it may lawfully do so) that it will not, and each guarantor of such Securities will not, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each such guarantor (to the extent that it may lawfully do so), as applicable, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee for such Securities, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07          Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)            its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)            the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of such Securities or (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

ARTICLE 5
SUCCESSORS

For purposes of this Indenture, Article 5 hereof provides the terms upon which a Person can succeed the Obligations of the Company. For purposes of any Securities issued under this Indenture, the Supplemental Indenture in respect of such Series of Securities will specify the terms upon which a Person can succeed the obligations of the Company or the applicable guarantors, if any, to such Series of Securities, which may include some, all or none of the terms contained in this Article 5 hereof.

Section 5.01           Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)            either:

(A)           the Company is the surviving corporation; or

(B)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Securities pursuant to a supplemental indenture duly executed by the Trustee;

(2)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under such Securities and this Indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee for such Securities;

(3)            immediately after such transaction, no Default or Event of Default exists; and

(4)            prior to a Release Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Person formed by or surviving any such consolidation or merger (if other than the Company) are assets of the type which would constitute Collateral under the Note Security Documents, the Person formed by or surviving any such consolidation or merger (if other than the Company) will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Note Security Documents in the manner and to the extent required in this Indenture or any of the Note Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Note Security Documents.

In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties and assets, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(1)            a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct or indirect holding company of the Company; and

(2)            any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02      Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on any Series of Securities except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

For purposes of this Indenture, Article 6 hereof provides the terms defaults and remedies. For purposes of any Series of Securities issued under this Indenture, the Supplement Indenture in respect of such Series of Securities will specify the terms of defaults and remedies for such Series of Securities, which may include some, all or none of the terms contained in this Article 6 hereof.

Section 6.01           Events of Default.

(a)            Each of the following is an “Event of Default” with respect to the Securities of any Series:

(1)            default for 30 days in the payment when due of interest on the Security of that Series;

(2)            default in the payment when due of the principal of, or premium, if any, on the Security of that Series;

(3)            failure by the Company or any guarantor of such Securities for 60 days after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Securities of that Series that are then outstanding to comply with any of the agreements in this Indenture (other than a default referred to in clause (1) or (2) of this Section 6.01(a));

(4)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any guarantor of such Securities (or the payment of which is Guaranteed by the Company or any such guarantor), whether such Indebtedness or guarantee now exists, or is created after the date of the Supplemental Indenture with respect to the Series of Securities, if that default:

(A)           is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its express maturity, and,

in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (i) 1.5% of Total Assets and (ii) $375.0 million; provided that this clause (4) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (ii) Non-Recourse Debt (except to the extent that the Company or any of the guarantors of such Securities that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (i) 1.5% of Total Assets and (ii) $375.0 million, and (iii) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the guarantors of such Securities in connection with any tax equity financing entered into by a non-guarantor Subsidiary or any standard securitization undertakings of the Company or any of the guarantors in connection with any securitization or other structured finance transaction entered into by a non-guarantor Subsidiary;

(5)            except as permitted by this Indenture, any subsidiary guarantee of the Securities of such Series of any guarantor (or any group of guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor (or any group of guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any guarantor (or any group of guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their subsidiary guarantee(s) of the Securities of such Series;

(6)            other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to the Securities of such series or the release of such Collateral with respect to the Securities of such series in accordance with the terms of this Indenture and the Note Security Documents,

(a) in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Note Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Securities of such Series that are outstanding, except to the extent that any such default (A) results from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Note Security Documents or (B) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or

(b) the Company or any guarantor of the Securities of such Series that is a Significant Subsidiary (or any group of guarantors of the Securities of such Series that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Note Security Document is invalid or unenforceable.

(7)            the Company or any guarantor of the Securities of such Series that is a Significant Subsidiary or any group of guarantors of the Securities of such Series that, taken together, would constitute a Significant Subsidiary:

(A)            commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or

(E)            generally is not paying its debts as they become due; or

(8)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company or any guarantor of the Securities of such Series that is a Significant Subsidiary or any group of guarantors of the Securities of such Series that, taken together, would constitute a Significant Subsidiary;

(B)            appoints a custodian of the Company or any guarantor of the Securities of such Series that is a Significant Subsidiary or any group of guarantors of the Securities of such Series that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or such guarantor or group of guarantors; or

(C)           orders the liquidation of the Company or any guarantor of the Securities of such Series that is a Significant Subsidiary or any group of guarantors of the Securities of such Series that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)            Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of the then outstanding Securities of a Series (each, a “Directing Holder”) must be accompanied by a written representation with a medallion guaranteed signature from each such Holder to the Company and the Trustee that such Holder is not (or, if such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Securities of such Series are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Securities of such Series in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities of the applicable Series, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities of such Series, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Company shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded. If, without the participation of such Holder, the percentage of Securities of such Series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in clause (7) or (8) of Section 6.01(a) shall not require compliance with the foregoing paragraphs, and (ii) a notice of Default may not be given with respect to any action taken and reported publicly or to Holders more than two years prior to such notice of Default. The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the Officer’s Certificates delivered by the Company and determinations made by a court of competent jurisdiction.

Section 6.02          Acceleration.

In the case of an Event of Default, with respect to Securities of any Series, specified in clause (7) or (8) of Section 6.01(a) hereof, with respect to the Company, any guarantor of the Company for the applicable Series of Securities that is a Significant Subsidiary or any group of guarantors of the Company for the applicable Securities that, taken together, would constitute a Significant Subsidiary, all outstanding Securities of the applicable Series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Securities of such Series may declare all the Securities of such Series to be due and payable immediately. Upon any such declaration, the Securities of such Series shall become due and payable immediately.

Section 6.03          Other Remedies.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on such Securities or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee for such Securities may maintain a proceeding even if it does not possess any of such Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series by written notice to the Trustee for such Series may, on behalf of the Holders of all of such Securities waive any existing Default or Event of Default with respect to such Securities and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, such Securities (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may rescind an acceleration of such Securities and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05          Control by Majority.

Subject to the terms of the Collateral Trust Agreement and certain other limitations, Holders of a majority in principal amount of the then outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee for such Securities of such Series in its exercise of any trust or power. However, the Trustee for any Series of Securities may refuse to follow any direction that conflicts with law or this Indenture that such Trustee determines may be unduly prejudicial to the rights of other Holders of such Securities or that may involve the Trustee in personal liability.

Section 6.06          Limitation on Suits.

No Holder of Securities of a Series may pursue any remedy with respect to this Indenture or such Securities unless:

(1)            such Holder has previously given the Trustee for such Securities written notice that an Event of Default is continuing;

(2)            Holders of at least 30% in aggregate principal amount of the then outstanding Securities of such Series make a written request to the Trustee for such Securities to pursue the remedy;

(3)            such Holder or Holders have offered the Trustee for such Securities reasonable security or indemnity against any loss, liability or expense it may incur;

(4)            such Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series do not give such Trustee a direction inconsistent with such request.

A Holder of any Series of Securities may not use this Indenture to prejudice the rights of another Holder of such Series of Securities or to obtain a preference or priority over another Holder of Securities of such Series.

Section 6.07          Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any Series to receive payment of principal of, premium, if any, or interest on such Securities, on or after the respective due dates expressed in such Securities (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof with respect to Securities of any Series occurs and is continuing, the Trustee for such Securities is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest on, remaining unpaid on, such Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel.

Section 6.09          Trustee May File Proofs of Claim.

The Trustee for each Series of Securities is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel) and the Holders of the Securities for which it acts as trustee allowed in any judicial proceedings relative to the Company (or any other obligor upon such Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to such Holders, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due to such Trustee under this Indenture, including without limitation, under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due to such Trustee under this Indenture, including without limitation, under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that such Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize such Trustee to authorize or consent to or accept or adopt on behalf of any Holder for which it acts as trustee any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of such Holder, or to authorize such Trustee to vote in respect of the claim of such Holder in any such proceeding.

Section 6.10          Priorities.

If the Trustee of any Series of Securities collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, such money shall be applied in the following order:

First:      to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:      to Holders of such Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

Third:      to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against any Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of any Series.

ARTICLE 7
TRUSTEE

Section 7.01          Duties of Trustee.

(a)            If an Event of Default with respect to any Series of Securities has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken in respect of the Securities of any Series in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)            No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent and Registrar), the Collateral Trustee, and each agent, custodian and other Person employed to act hereunder.

Section 7.02      Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed to be an attorney or agent of the Trustee and the Trustee shall not be responsible for any action or omission by any Depositary.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture and describes the circumstances constituting such Default or Event of Default.

(i)            In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or failure to provide timely written direction.

(j)            In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, pandemic, epidemic, wide-spread health crisis, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

(l)            The right of the Trustee to perform any discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Neither the Trustee nor the Collateral Trustee make any representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any of the Note Security Documents, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Note Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral, any of the Note Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Trustee shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the Note Security Documents by the Company or any other Person that is a party thereto or bound thereby. Neither the Trustee nor the Collateral Trustee shall be responsible or liable for seeing to or monitoring the attachment, perfection, or priority of any lien or security interest created or intended to be created in the Collateral hereby or by any of the Note Security Documents. Neither the Trustee nor the Collateral Trustee shall be responsible for the preparation, correctness, filing, re-filing, recording or re-recording of any security documents or instruments, including UCC financing statements or continuation statements in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

Section 7.05           Notice of Defaults.

If a Default or Event of Default with respect to any Series of Securities occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of such Securities of that Series a notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer has knowledge of any Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of that Series.

Section 7.06          [Reserved]

Section 7.07         Compensation and Indemnity.

(a)           The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed to in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)            The Company will indemnify the Trustee against any and all losses, liabilities or expenses (including external counsel fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)            To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, or interest on, particular Securities of that Series. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Company’s obligations under this Section 7.07 shall survive the resignation or removal of the Trustee, any termination of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding and the repayment of all the Securities.

Section 7.08           Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign, with respect to the Securities of one or more Series, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to the Securities of one or more Series if:

(1)            the Trustee fails to comply with Section 7.10 hereof;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)            If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of each such Series. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

For purposes of this Indenture, Article 8 hereof provides the terms upon which legal defeasance and covenant defeasance can occur. For purposes of any Series of Securities issued under this Indenture, the Supplemental Indenture in respect of such Series of Securities will specify the terms upon which legal defeasance and covenant defeasance can occur for such Series of Securities, which may include some, all or none of the terms contained in this Article 8 hereof.

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each guarantor, if any, of such Securities shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its or their obligations with respect to all outstanding Securities of such Series (including the related guarantees, if any) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and such guarantors, if any, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such Series (including the related guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of its their other obligations under such Securities, such guarantees, if any, and this Indenture (and the Trustee for such Securities, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Securities of such Series to receive payments in respect of the principal of, premium, if any, or interest on such Securities when such payments are due from the trust referred to in Section 8.04 hereof;

(2)            the Company’s obligations with respect to such Securities under Article 2 and Section 4.02 hereof;

(3)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee for such Securities hereunder and the Company’s and the guarantors’, if any, obligations in connection therewith; and

(4)            this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its or their obligations under the covenants specified in a Supplemental Indenture with respect to the outstanding Securities of the applicable Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Securities (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series and related guarantees, if any, the Company and the each of the guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and related guarantees, if any, shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), (4), (5), (6) hereof shall not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to Securities of any Series:

(1)            the Company must irrevocably deposit with the Trustee for such Securities, in trust, for the benefit of the Holders of such Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Securities of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Securities are being defeased to such stated date for payment or to a particular redemption date;

(2)            in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee for such Securities an Opinion of Counsel confirming that:

(A)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)            since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee for such Securities an Opinion of Counsel confirming that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default with respect to such Securities shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the guarantors, if any, is a party or by which the Company or any of the guarantors, if any, is bound;

(6)            the Company must deliver to the Trustee for such Securities an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)            the Company must deliver to the Trustee for such Securities an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Series of Securities and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holders of such Securities will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any applicable guarantor’s obligations under this Indenture and the applicable Securities and the guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any such Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Securities of a Series, the Company and the Trustee may amend or supplement this Indenture, the Securities of one or more Series, the Collateral Trust Agreement or the Note Security Documents:

(1)            to cure any ambiguity, mistake, defect or inconsistency;

(2)            to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)            to provide for the assumption of the Company’s Obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4)            to add Collateral with respect to any or all of the Securities;

(5)            to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7)            to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee with respect to the Securities of one or more Series pursuant to the requirements hereof;

(8)            to provide for the issuance of Securities of any Series in accordance with the limitations set forth in this Indenture as of the date hereof;

(9)            to allow any guarantor of the Securities of such Series to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities of such Series;

(10)           in the case of any Note Security Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement

(11)           to release Collateral from the Lien securing the Securities of such Series when permitted or required by the Note Security Documents, the indenture or the Collateral Trust Agreement;

(12)           to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Collateral Trust Agreement, or any joinder thereto; or

(13)           with respect to the Note Security Documents or the Collateral Trust Agreement, as provided in the Collateral Trust Agreement (including to add or replace Priority Lien Secured Parties or Second Lien Secured Parties).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel certifying that such amendment or supplement is authorized or permitted by the terms of this Indenture and the Note Security Documents, the Trustee shall join with the Company in the execution of such amendment or supplement and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Securities of any Series or the Note Security Documents or the Collateral Trust Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each Series of Securities affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Series of Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of any Series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series of Securities affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Series of Securities). Section 2.08 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a Board Resolution and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel certifying that such amendment, supplement or waiver is authorized or permitted by the terms of this Indenture and the Note Security Documents, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amendment, supplement or waiver.

It is not necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities of any particular Series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of any Series. However, without the consent of each Holder of any Security affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Security held by a non-consenting Holder):

(1)            reduce the principal amount of Securities of such Series whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the number of days of notice to be given in case of redemption);

(3)            reduce the rate of or change the time for payment of interest on any Security;

(4)            waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Security (except a rescission of acceleration of any Series of Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(5)            make any Security payable in currency other than that stated in the Securities;

(6)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, premium, if any, or, interest on, the Securities;

(7)            waive a redemption payment with respect to any Security; or

(8)            make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Securities of a Series then outstanding, no amendment or waiver may (A) make any change in any Note Security Documents, the Collateral Trust Agreement or the provisions in the indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Securities of such Series or (B) change or alter the priority of the Liens securing the Obligations in respect of the Securities of such Series in any material portion of the Collateral in any way adverse to the Holders of the Securities of such Series in any material respect, other than, in each case, as provided under the terms of the Note Security Documents or the Collateral Trust Agreement.

Section 9.03           [Reserved]

Section 9.04          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05         Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any Series thereafter authenticated. The Company in exchange for all Securities of that Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of that Series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

Upon its receipt of any documentation required to be delivered to it pursuant to this Article 9, the Trustee shall sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it. In executing any amendment or supplement pursuant to this Article 9, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and the Note Security Documents.

ARTICLE 10

satisfaction and discharge

For purposes of this Indenture, Article 10 hereof provides the terms upon which satisfaction and discharge can occur. For purposes of any Series of Securities issued under this Indenture, the Supplemental Indenture in respect of such Series of Securities will specify the terms upon which satisfaction and discharge can occur for such Securities, which may include some, all or none of the terms contained in this Article 11 hereof.

Section 10.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder, when:

(1)            either:

(a)            all such Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for such Securities for cancellation; or

(b)            all such Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Securities, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not delivered to the Trustee for cancellation for principal, premium, if any, and interest to the date of maturity or redemption;

(2)            in respect of subclause (b) of clause (1) of this Section 10.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any guarantor, as applicable, of such Securities is a party or by which the Company or any such guarantor, as applicable, is bound;

(3)            the Company or any guarantor or such Securities has paid or caused to be paid all sums payable by it under this Indenture; and

(4)            the Company has delivered irrevocable instructions to the Trustee for such Securities under this Indenture to apply the deposited money toward the payment of such Securities at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee for such Securities stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as such Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with such Trustee; but such money need not be segregated from other funds except to the extent required by law.

If such Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable guarantor’s obligations under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11

Collateral and security

Section 11.01         Note Security Documents

The due and punctual payment of the principal of, premium on, if any, and interest on, the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Securities and performance of all other obligations of the Company to the Holders of Securities or the Trustee under this Indenture and the Securities (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Note Security Documents and the Collateral Trust Agreement. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Note Security Documents and the Collateral Trust Agreement (including, without limitation, the provisions providing for foreclosure, subordination of Liens and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Note Security Documents and the Collateral Trust Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Note Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Note Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Note Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Securities and the Trustee, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens; provided that, to the extent that any Note Security Document expressly states that any actions necessary to perfect such security interests are not required to be taken, no such actions will be necessary.

Section 11.02         Release of Collateral; Subordination of Liens.

(a) Subject to subsection (b) of this Section 11.02, Collateral may be released from the Lien and security interest securing the Securities of a Series created by the Note Security Documents at any time or from time to time in accordance with the provisions of the Note Security Documents, the Collateral Trust Agreement or as provided hereby and the Collateral Trustee’s Liens may be subordinated, in whole or in part, on any Collateral at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided hereby.

(b) The release of any Collateral from the terms of this Indenture and the Note Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture, the Note Security Documents or the Collateral Trust Agreement.

(c) Collateral will be released from the Lien and security interest securing the Securities of a Series created by the Note Security Documents upon the occurrence of an Investment Grade Event and delivery to the Trustee of an Officer’s Certificate certifying such occurrence.

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in any documents received by it pursuant to Article 7.

Section 11.03         Certificates of the Trustee.

In the event that the Company wishes to release Collateral from the Lien and security interest securing the Securities of a Series in accordance with the Note Security Documents, it must deliver the certificates and documents required by the Note Security Documents to the Trustee and/or the Collateral Trustee, as applicable.

Each Holder of Securities, by its acceptance thereof, consents and agrees that the Lien held by the Collateral Trustee for its benefit may be released without the consent of the Trustee pursuant to the terms of Article 4 of the Collateral Trust Agreement. Notwithstanding the foregoing or anything contained in the Collateral Trust Agreement to the contrary, in no event shall the Trustee, in its capacity as a Secured Debt Representative (as defined in the Collateral Trust Agreement) under the Collateral Trust Agreement, be required to perform any independent investigation, diligence or analysis with respect to the confirmations, statements or requests set forth in Section 4.1(d)(i) of the Collateral Trust Agreement in connection with any release of Collateral. By their acceptance of the Securities issued hereunder or under any related Supplemental Indenture, the Holders hereby confirm that the Trustee shall (i) be entitled to conclusively rely upon the Officer’s Certificate of the Company delivered to it in accordance with Section 4.1(b) of the Collateral Trust Agreement in delivering any confirmation, statement or request in connection with Section 4.1(d)(i) of the Collateral Trust Agreement and (ii) incur no liability in connection with the delivery of any confirmation, statement or request in connection with Section 4.1(d)(i) of the Collateral Trust Agreement.

Section 11.04         Authorization of Actions to Be Taken by the Trustee Under the Note Security Documents.

Subject to the provisions of Sections 6.05, 7.01 and 7.02 hereof, the Trustee may, at the direction of Holders of a majority in principal amount of the then outstanding Securities of any Series, direct, on behalf of the Holders of Securities of such Series, the Collateral Trustee to, take all actions necessary or appropriate in order to:

(1) enforce any of the terms of the Note Security Documents;

(2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder;

(3) release any Collateral from the Lien and security interest securing the Securities of a series created by the Note Security Documents, or subordinate such Lien and security interest, to the extent expressly permitted under this Indenture.

The Trustee will have power to institute and maintain such suits and proceedings as Holders of a majority in principal amount of the then outstanding Securities of such Series deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Holders of a majority in principal amount of the then outstanding Securities of such Series deem expedient to preserve or protect the interests of the Trustee and the interests of the Holders of Securities of such Series in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities of such Series or of the Trustee).

Section 11.05         Authorization of Receipt of Funds by the Trustee Under the Note Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Securities of a Series distributed under the Note Security Documents, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

Section 11.06         Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Securities or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full.

Section 11.07         Reinstatement of Collateral.

(a)            In the event that on any date subsequent to a Release Event (the “Reversion Date”), any two of the three Rating Agencies withdraw their Investment Grade rating of the senior, unsecured, non-credit enhanced, long-term debt securities of the Company or downgrade such rating below Investment Grade, then the Company and the guarantors of the Securities of each Series will be required to secure the Securities of such Series with the Collateral within 30 days after the Reversion Date and will thereafter again be subject to the Lien and security interest securing the Securities of a Series created by the Note Security Documents, as in effect prior to the Release Event, with respect to future events. The period of time between the Release Event and the Reversion Date is referred to in this description as the “Release Period.”

(b)            Notwithstanding a release of Collateral from the Lien and security interest securing the Securities of a Series created by the Note Security Documents described in Section 11.02 of this Indenture, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of the guarantors of the Securities of a Series relating to the Company and such guarantors’ obligations to secure the Securities of such Series with the Collateral will give rise to a Default or Event of Default with respect to a Series of Securities, and no Default or Event of Default will be deemed to exist or have occurred as a result of any failure by the Company or any such guarantor to secure the Series of Securities with the Collateral; provided that all Liens incurred during the Release Period in accordance with this Indenture will be permitted to remain outstanding following the Reversion Date.

(c)            Notwithstanding that obligations to secure the Securities of a Series may be reinstated after the Reversion Date, no Default, Event of Default or breach of any kind related to the obligations to secure the Securities of such Series with the Collateral or any limitations in respect of the creation or incurrence of Liens that would apply other than during a Release Period will be deemed to exist, and none of the Company or any of the guarantors of the Securities of a Series shall bear any liability for any actions taken or events occurring during the Release Period, or any actions taken at any time pursuant to any contractual obligation arising during any Release Period, in each case as a result of a failure to comply with such covenants during the Release Period (or, upon termination of the Release Period or after that time based solely on any action taken or event that occurred during the Release Period).

ARTICLE 12

MISCELLANEOUS

Section 12.01         [Reserved]

Section 12.02         Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing, in English, and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier, as a “.pdf” attachment to an email, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

NRG Energy, Inc.

804 Carnegie Place

Princeton, NJ 08540

Telecopier No.: (609) 524-4501

Attention: General Counsel

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

USA

Attn: Corporates Team, NRG Energy, SF3599

Facsimile: (732) 578-4635

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of any Series of Securities or any defect in it will not affect its sufficiency with respect to other Holders of Securities of that or any other Series.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03         Communication by Holders of Securities with Other Holders of Securities.

Holders of any Series may communicate with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series.

Section 12.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture or the Note Security Documents, the Company shall furnish to the Trustee:

(1)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and the Note Security Documents relating to the proposed action have been satisfied; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more Series. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under any Securities or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting any Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of any Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND ANY GUARANTEES OF THE SECURITIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10        Successors.

All agreements of the Company in this Indenture and any Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11        Severability.

In case any provision in this Indenture or in any Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee or an Agent acts on any Executed Documentation sent by electronic transmission, the Trustee or Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and each Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee or an Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 12.13         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14         Anti-Money Laundering Laws.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

NRG Energy, Inc.

By:	/s/ Gaëtan C. Frotté
Name: Gaëtan C. Frotté
Title: Senior Vice President & Treasurer

[Signature Page to Indenture]

Deutsche Bank Trust Company Americas,
as Trustee

By:	/s/ Bridgette Casanovas
Name: Bridgette Casanovas
Title: Vice President

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

[Signature Page to Indenture]